Exhibit 10.1

PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement is made and entered into effective as of April 1, 2006 by and between Lockheed Martin Corporation, a Maryland corporation, located at 6801 Rockledge Drive, Bethesda, Maryland 20817 (hereinafter “LMC”) and Anthony Gerard Van Schaick located at 11622 Highland Farm Road, Potomac, MD 20854 (hereinafter “CONTRACTOR”).

WITNESSED:

That in consideration of the promises and mutual obligations hereinafter set forth, the parties hereto agree as follows:

1.	SERVICES BY CONTRACTOR

A.	In order to facilitate an orderly transition of management within the LMC Treasury and Finance departments, CONTRACTOR shall provide historical background information, factual and management assistance, guidance and services, and perform special projects for the Senior Vice President Finance and the Vice President and Treasurer on matters involving the department on an as needed, on call basis.

B.	CONTRACTOR’S primary contact with LMC shall be Meg VanDeWeghe, Senior Vice President Finance, referred to hereinafter as the Agreement Monitor.

2.	TERM

The term of this Agreement shall commence on April 1, 2006 and end on March 31, 2007.

3.	COMPENSATION FOR SERVICES

A.	CONTRACTOR shall be compensated for the Services to be performed hereunder by payment of $100,000 for the term of the Agreement, with the first payment of $55,000 being made in April 2006. Each subsequent quarterly payment of $15,000 will be made within the first 2 weeks of the start of the quarter. This amount represents payment for Services rendered, if any, by CONTRACTOR under this Agreement. CONTRACTOR shall provide up to 50 days of consulting work per year for one year (from April 1, 2006 to March 31, 2007). Days worked in excess of 50 per year will be compensated at $2,000 per day.

B.	With prior approval of the Agreement Monitor, LMC shall reimburse CONTRACTOR for reasonable and actual travel expenses (at locations other than CONTRACTOR’S office), including expenditures for hotels, meals, first class air or rail fare, taxis, car rental, mileage for use of personal automobile, parking and toll fees, telephone, and incidentals.

C.	CONTRACTOR acknowledges that the retainer will be taxable income to him and will be reported as such by LMC to the IRS.

4.	PAYMENT AND INVOICE

A.

CONTRACTOR’S invoice shall identify the Services performed during the period covered by such invoice and be forwarded to: Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817, Attn: Meg VanDeWeghe. Invoices should be issued on at least a quarterly basis notwithstanding the fact that the services may have already been paid for by virtue of the quarterly retainers paid pursuant to paragraph 3.A. Each invoice should sufficiently describe the Services rendered during the period covered by the invoice, the days of performance, and the total number of days worked to date under this Agreement. With each invoice, CONTRACTOR must submit an “Activity Report”, Form No. CS-10-3 (Blank Copy attached hereto), for the period covered by the invoice.

B.	In the event sums are due for the days worked in excess of 50 days per year, LMC agrees to make payment within 30 days of receipt and approval of a proper invoice reflecting these Services. For invoices claiming reimbursement for expenses, CONTRACTOR is required to attach original receipts (for expenses exceeding $75.00) for such expenditures in a form satisfactory to LMC. If original receipts are not furnished, CONTRACTOR payment shall be subject to Federal, state, or local taxes.

5.	INDEPENDENT CONTRACTOR RELATIONSHIP

CONTRACTOR is an independent contractor in all its operations and activities hereunder. CONTRACTOR and LMC agree that CONTRACTOR will render Services according to CONTRACTOR’S own methods and is subject to LMC’s control only with regard to the CONTRACTOR’S final product or result. LMC shall not exercise direct control or supervision over the means that CONTRACTOR uses to accomplish CONTRACTOR’S work. The Parties understand and agree that CONTRACTOR is not an employee of LMC.

6.	CONFLICT OF INTEREST

A.	CONTRACTOR shall not engage in any activity which presents a conflict of interest in the line of his relationship with LMC.

B.	CONTRACTOR hereby acknowledges receipt of a copy of the LMC Code of Ethics and Business Conduct and, by executing this Agreement, CONTRACTOR agrees that CONTRACTOR will strictly comply with the provisions of the Code in the performance of the Services hereunder.

7.	NON-DISCLOSURE OF PROPRIETARY OR CONFIDENTIAL INFORMATION

A.	CONTRACTOR agrees not to disclose to others, either during or subsequent to the term of this Agreement, any LMC information, knowledge, or data which CONTRACTOR may receive, or have access to, or which may otherwise be disclosed to CONTRACTOR, proprietary or confidential information as further defined herein. “Proprietary or Confidential Information” as used herein means any information of LMC or of others which has come into the LMC’s or CONTRACTOR’S possession, custody or knowledge in the course of performing services under this Agreement that has independent economic value as a result of its not being generally known to the public and is the subject of reasonable means to preserve the confidentiality of the information. Proprietary or Confidential Information includes (without limitation) information, whether written or otherwise, regarding LMC’s earnings, expenses, marketing information, cost estimates, forecasts, bid and proposal data, financial data, trade secrets, products, procedures, inventions, systems or designs, manufacturing or research processes, material sources, equipment sources, customers and prospective customers, business plans, strategies, buying practices and procedures, prospective and executed contracts and other business arrangements or business prospects, except to the extent such information become readily available to the general public lawfully and without breach of a confidential, contractual, or fiduciary duty. CONTRACTOR acknowledges and agrees that he has a continuing obligation to not use or disclose Proprietary or Confidential Information.

B.	CONTRACTOR agrees that Proprietary or Confidential Information shall be used solely for the purpose of performing the Services required under this Agreement, and further agrees that except as may strictly be required by CONTRACTOR’S obligations under this Agreement, CONTRACTOR shall not reproduce, nor allow any third party to use or reproduce, any Proprietary of Confidential Information or any documents or other material containing Proprietary or Confidential information.

C.	All materials to which CONTRACTOR had access, or which were furnished or otherwise made available to CONTRACTOR in connection with the Services performed hereunder, shall be and remain the property of LMC. Upon expiration or termination of this Agreement, or upon request of LMC, CONTRACTOR shall return to LMC all such materials, documents and information, including any Proprietary or Confidential Information and all reproductions thereof, then in CONTRACTOR’S possession or control, and CONTRACTOR in connection with this Agreement in accordance with specific instructions issued by LMC to CONTRACTOR, shall comply with any instructions within five (5) days of receipt thereof.

8.	LIABILITY

A.	LMC shall not be liable to CONTRACTOR for any loss, injury, damage, expense or any liability whatsoever arising out of, or in connection with, the performance of the services required by this Agreement.

B.	Each party shall be responsible to the other for any costs or expenses including attorney’s fees, all expenses of litigation and/or settlement, and court costs, arising from the default of such party, its officers, employees, agents, suppliers, or subcontractors at any tier, in the performance of any of its obligations under this Agreement.

9.	GOVERNING LAW

This Agreement shall be governed by, subject to, and construed according to the laws of the State of Maryland excluding its choice of law rules. CONTRACTOR shall comply with all applicable Federal, state and local laws, orders and regulations, as well as with all LMC policies, operating instructions, rules and regulations applicable to the performance of this Agreement.

10.	TERMINATION

A.	LMC may terminate this Agreement 1) if Section 10.C. of this Agreement applies; 2) if CONTRACTOR is in default as described in Section 16 of this Agreement; or 3) upon sixty (60) days advance written notice to CONTRACTOR of LMC’s intent to terminate this Agreement.

B.	CONTRACTOR may not terminate this Agreement without LMC’s advance written consent. LMC will not unreasonably withhold its written consent if CONTRACTOR’S reason for termination is due to CONTRACTOR’S desire to accept employment that is not otherwise in violation of CONTRACTOR’S Covenant not to Compete obligations as set forth in Addendum A and which makes him unavailable or unable to provide the Services called for in this Agreement.

C.	This Agreement shall terminate immediately and all payments due shall be forfeited if, in rendering Services hereunder, improper payments are made, unlawful conduct is engaged in, or any part of the fee or expenses payable under this Agreement is used or an illegal purpose.

D.	In the event the Agreement is terminated under any provisions herein, CONTRACTOR shall not be required to repay any of the consideration already paid under the Agreement to date.

11.	SEVERABILITY

If any provision of this Agreement (including the provisions of Addendum A) shall be held illegal or unenforceable, the remainder of the Agreement or the application of any other provisions to the parties shall not be affected thereby.

12.	ACCEPTANCE OF CONTRACT/TERMS AND CONDITIONS

A.	This Agreement integrates, merges, and supersedes any prior offers, negotiations, and agreements concerning the subject matter hereof and constitutes the entire agreement between the Parties.

B.	CONTRACTOR’S acknowledgment, acceptance of payment, or commencement of performance, shall constitute CONTRACTOR’S unqualified acceptance of this Agreement.

C.	Additional or differing terms or conditions proposed by CONTRACTOR or included in CONTRACTOR’S acknowledgement hereof are hereby objected to by LMC and have no effect unless accepted in writing by LMC.

13.	ASSIGNMENT

Any assignment of CONTRACTOR’S contract rights or delegation of duties shall be void, unless prior written consent is given by LMC.

14.	CONTRACT DIRECTION

A.	Only the LMC Senior Vice President, Human Resources or his designee has authority to make changes in or amendments to this Agreement. Such changes or amendments must be in writing.

B.	Except as otherwise provided herein, all notices to be furnished by the CONTRACTOR shall be sent to the LMC Senior Vice President, Human Resources, with a copy to the Contract Monitor identified in paragraph 1.B of this Agreement.

15.	DEFAULT

A.	LMC, by written notice, may terminate this Agreement for default, in whole or in part, if CONTRACTOR fails to comply with any of the terms of this Agreement, fails to make progress as to endanger performance of this Agreement, or fails to provide adequate assurance of future performance. CONTRACTOR shall have ten (10) days (or such longer period as LMC may authorize in writing) to cure any such failure after receipt of notice from LMC.

B.	LMC shall not be liable for any Services not accepted; however, LMC may require CONTRACTOR to deliver to LMC any supplies and materials, manufacturing materials, and manufacturing drawings that CONTRACTOR has specifically produced or acquired for the terminated portion of this Agreement. LMC and CONTRACTOR shall agree on the amount of payment for these other deliverables.

C.	CONTRACTOR shall continue all Services not terminated.

16.	DISPUTES

All disputes under this Agreement which are not disposed of by mutual agreement may be decided by recourse to an action at law or in equity. Until final resolution of any dispute hereunder, CONTRACTOR shall diligently proceed with the performance of this Agreement as directed by LMC.

17.	GRATUITIES/KICKBACKS

No gratuities (in the form of entertainment, gifts or otherwise) or kickbacks shall be offered or given by CONTRACTOR, to any employee of LMC with a view toward securing favorable treatment as a supplier.

18.	INTELLECTUAL PROPERTY

A.	CONTRACTOR agrees that LMC shall be the owner of all inventions, technology, designs, works of authorship, mask works, technical information, computer software, business information and other information conceived, developed or otherwise generated in the performance of this Agreement by or on behalf of CONTRACTOR. CONTRACTOR hereby assigns and agrees to assign all right, title and interest in the foregoing to LMC, including without limitation all copyrights, patent rights and other intellectual property rights therein and further agrees to execute, at LMC’S request and expense, all documentation necessary to perfect title therein in LMC. CONTRACTOR agrees that it will maintain and disclose to LMC written records of, and otherwise provide LMC with full access to, the subject matter covered by this Agreement and that all such subject matter will be deemed Proprietary or Confidential Information of LMC and subject to the protection provisions of the paragraph 7 of this Agreement. CONTRACTOR agrees to assist LMC, at LMC’S request and expense, in every reasonable way, in obtaining, maintaining, and enforcing patent and other intellectual property protection on the subject matter covered by this Clause.

B.	CONTRACTOR warrants that the Services performed and delivered under this Agreement will not infringe or otherwise violate the intellectual property rights of any third party in the United States or any foreign country. CONTRACTOR agrees to defend, indemnity and hold harmless LMC and its customers from and against any claims, damages, losses costs an expenses, including reasonable attorney’s fees, arising out of any action by a third party that is based upon a claim that the Services performed or delivered under this Agreement infringes or otherwise violates the intellectual property rights of any person or entity.

19.	RELEASE OF INFORMATION

Except as required by law, no public release of any information, or confirmation or denial of same, with respect to this Agreement or the subject matter hereof, will be made by CONTRACTOR without the prior written approval of LMC.

21.	TIMELY PERFORMANCE

A.	CONTRACTOR’S timely performance is a critical element of this Agreement.

B.	If CONTRACTOR becomes aware of difficulty in performing the Services, CONTRACTOR shall timely notify LMC, in writing, giving pertinent details. This notification shall not change any delivery schedule.

22.	WAIVER, APPROVAL, AND REMEDIES

A.	Failure by LMC to enforce any of the provision(s) of this Agreement shall not be construed as a waiver of the requirement(s) of such provision(s), or as a waiver of the right of LMC thereafter to enforce each and every such provision(s).

B.	LMC’S approval of documents shall not relieve CONTRACTOR from complying with any requirements of this Agreement.

C.	The rights and remedies of LMC in this Agreement are cumulative and in addition to any other rights and remedies provided by law or in equity.

23.	AMENDMENTS AND NOTICE

A.	Sole authority to make changes in or amendments to this Agreement on behalf of LMC rests with the Senior Vice President, Human Resources, and no direction shall be valid unless in writing.

B.	All notices by LMC or CONTRACTOR shall be given in writing by mail or fax to the following locations:

Lockheed Martin Corporation	Anthony Gerard Van Schaick
6801 Rockledge Drive MP 200-11
Bethesda, MD 20817
Attn: Kenneth J. Disken

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

LOCKHEED MARTIN CORPORATION	CONTRACTOR

/s/ Kenneth J. Disken	/s/ Anthony G. Van Schaick
Signature	Signature

Kenneth J. Disken	Anthony G. Van Schaick
Senior Vice President, Human Resources

March 27, 2006	March 29, 2006
Date	Date

Receipt and Acknowledgment

I acknowledge that I have received my personal copy of Setting the Standard, the Lockheed Martin Code of Ethics and Business Conduct. I understand that each Lockheed Martin employee, agent, consultant, or representative is responsible for knowing and adhering to the principles and standards of the Code.

Signature	/s/ Anthony G. Van Schaick
Printed Name	Anthony G. Van Schaick
Date	March 29, 2006

LOCKHEED MARTIN LOGO

Independent Contractor’s Activity Report

Independent Contractor: Attach invoices to this Activity Report and send to the Agreement Monitor

Agreement Monitor: Put the department charge number on the invoices. If acceptable, sign this Report and send with invoices to Accounts Payable

Name of Independent Contractor (If a business organization, also identify individual[s] who performed services)

Agreement start date	Agreement end date

Describe the nature of and time expended (in days or hours) performing activities, including dates, purpose, persons visited, and subject matter discussed during meetings. If any reports were delivered to Lockheed Martin in connection with these activities, name the individual(s) to whom reports were delivered		Reports delivered to

Reimbursable costs: In accordance with the Agreement, Independent Contractor shall submit receipts and explanations for any of the following expenditures in excess of $25.00: authorized travel expenses (incurred at locations other than Contractor’s office) including expenditures for hotels, meals, air or rail fare, taxis, and car rental; and, when appropriate, applicable local expenditures such as business meetings/meals, mileage for use of personal automobile, parking, toll fees, and telephone

Approval for payment: I have reviewed this Activity Report and affirm that value has been received for work performed by the Independent Contractor. Accordingly, I authorize payment to the Independent Contractor for services rendered on behalf of Lockheed Martin

Agreement Monitor Signature	Printed name	Date

Corporate Staff Form CS-10-3 (October 2003)

Addendum A

None.